UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2005

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In a press release dated June 27, 2005, the Company announced that it was advised by its independent auditor, PricewaterhouseCoopers LLC, that its report on the Company's consolidated financial statements as of and for the fiscal year ended March 31, 2005 will contain a going-concern qualification. The going-concern qualification in the Company’s audit report will result in a default under the Company’s Credit Agreement, and the Company is working with the agent for its bank group to obtain a waiver of this default, but there can be no assurance that it will be able to obtain such a waiver. The Company will not be able to make further borrowings under its Credit Agreement until such a waiver is obtained.

The press release further stated that the Company's annual report on Form 10-K will report that the Company has concluded that as a result of its review of internal controls under Section 404 of the Sarbanes-Oxley Act as of fiscal year-end that there were two material weaknesses in the controls relating to the period-end financial reporting processes and the period-end accounting for income taxes.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated June 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

June 28, 2005	By:	J. Timothy Gargaro

Name: J. Timothy Gargaro
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 27, 2005